As filed with the Securities and Exchange Commission on December 8, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	20-0034461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(304) 363-4800

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Donald T. Robinson

Executive Vice President and Chief Financial Officer

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(304) 363-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James J. Barresi, Esq.

Aaron A. Seamon, Esq.

Squire Patton Boggs (US) LLP

201 East Fourth Street, Suite 1900

Cincinnati, OH 45202

(513) 361-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $1.00 par value per share(3)
Class A Common Stock, $1.00 par value per share(3)
Preferred Stock, $1,000 par value per share(3)
Debt Securities(4)
Warrants(5)
Depositary Shares(6)
TOTAL			$75,000,000	$6,952.50

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable shares of common stock, par value $1.00 per share, as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $75,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933. The $75,000,000 of shares registered hereunder for sale includes (i) $69,999,996 of unsold shares (the “2016 Shares”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-208949), originally filed with the Securities and Exchange Commission on January 11, 2016, and declared effective on January 20, 2016 (the “2016 Registration Statement”) and (ii) $5,000,004 of unsold shares (the “2018 Shares” and together with the 2016 Shares, the “Unsold Shares”) previously registered pursuant to Registration Statement on Form S-3 (File No. 333-228688), originally filed with the Securities and Exchange Commission on December 6, 2018, and declared effective on December 17, 2018 (the “2018 Registration Statement” and together with the 2016 Registration Statement, the “Previous Registration Statements”). Pursuant to Rule 415(a)(6) under the Securities Act, $8,159 of filing fees previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares. Accordingly, no filing fee is due in connection with this registration statement. In accordance with Rule 415(a)(6), the offering of such shares on the Prior Registration Statements will be deemed terminated as of the effective date of this registration statement.

(3)

Shares of common stock, Class A common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.
(5)	Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.
(6)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2021

PROSPECTUS

$75,000,000

MVB Financial Corp.

Common Stock

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

From time to time we may offer to sell, in one or more series, and in any combination, the securities described in this prospectus. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $75,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “MVBF.” On December 6, 2021 the closing price of our common stock was $41.32. There is no market for the other securities we may offer. Each prospectus supplement will contain information, where applicable, as to any listing of securities covered by the prospectus supplement on The Nasdaq Capital Market or any securities exchange.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. See “RISK FACTORS” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                , 2021.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement on the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” “MVB” or the “Company” refer to MVB Financial Corp. and its subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in any prospectus supplement, our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act

of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information available to management at the time the statements are made, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “likely,” or other similar expressions. Additionally, all statements in this prospectus and the documents we incorporate by reference in this prospectus, including forward-looking statements, speak only as of the date they are made, and, except as required by law, we undertake no obligation to update any statement in light of new information or future events.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing our view as of any subsequent date. Forward-looking statements involve significant risks and uncertainties (both known and unknown) and actual results may differ materially from those presented. Factors that might cause such differences include, but are not limited to:

•

the length, severity, magnitude and duration of the Coronavirus Disease (“COVID-19”) pandemic and the direct and indirect impacts of the COVID-19 pandemic, including its impact on our financial condition and business operations;

•

changes in the economy, which could materially impact credit quality trends and the ability to generate loans and gather deposits, including the pace of recovery following the COVID-19 pandemic and the effects of inflation on our operations and operating expenses;

•	ability to successfully execute business plans, manage risks and achieve objectives, including strategies related to recent investments in financial technology;

•	market, economic, operational, liquidity, credit and interest rate risks associated with our business;

•

changes in local, national and international political and economic conditions, including without limitation changes in the political and economic climate, economic conditions and other major developments, including wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;

•

changes in financial market conditions, either internationally, nationally or locally in areas in which the we conduct operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development and real estate prices;

•	unanticipated changes in our liquidity position, including but not limited to changes in access to sources of liquidity and capital to address our liquidity needs;

•	deposits include certain concentrations with large customers and industries;

•	changes in interest rates;

•	the quality and composition of the loan and securities portfolios;

•	ability to successfully conduct acquisitions and integrate acquired businesses and potential difficulties in expanding businesses in existing and new markets;

•	ability to successfully manage credit risk and the sufficiency of allowance for credit losses;

•	increases in the levels of losses, customer bankruptcies, bank failures, claims and assessments;

•	changes in government legislation and accounting policies, including the Dodd-Frank Act and Economic Growth, Regulatory Relief and Consumer Protection Act;

•	uncertainty about the discontinued use of the London Inter-bank Offered Rate and the transition to an alternative rate;

•	competition and consolidation in the financial services industry;

•	new legal claims against us, including litigation, arbitration and proceedings brought by governmental or self-regulatory agencies or changes in existing legal matters;

•	success in gaining regulatory approvals, when required, including for proposed mergers or acquisitions;

•	changes in consumer spending and savings habits, including demand for loan products and deposit flow;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions and non-bank financial companies;

•

operational risks or risk management failures by us or critical third parties, including without limitation, with respect to data processing, information systems, technological changes, vendor problems, business interruptions and fraud risk;

•

increasing risk of continually evolving, sophisticated cybersecurity activities faced by financial institutions and others that could result in, among other things, theft, loss, misuse or disclosure of confidential client, customer or corporate information or assets and a disruption of computer, software or network systems and the potential impact from such risks, including reputational damage, regulatory penalties, loss of revenues, additional costs (including repair, remediation and other costs), exposure to litigation and other financial losses;

•	failure or circumvention of internal controls;

•

legislation or regulatory changes which adversely affect operations or business, including changes to address the impact of COVID-19 through the Coronavirus Aid, Relief and Economic Security Act and other legislative and regulatory responses to the COVID-19 pandemic;

•	ability to comply with applicable laws and regulations, including expanded regulatory reporting requirements of 12 CFR Part 370 due to increased levels of insured deposit accounts;

•

changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, including the impact of future adoption of the Current Expected Credit Losses standard; and

•	costs of deposit insurance and changes with respect to Federal Deposit Insurance Corporation insurance coverage levels.

MVB FINANCIAL CORP.

The Company is a financial holding company organized as a West Virginia corporation in 2003. MVB operates principally through its wholly-owned subsidiary, MVB Bank, Inc. (“MVB Bank” or the “Bank”). MVB Bank’s subsidiaries include MVB Insurance, LLC, a title insurance company (“MVB Insurance”), MVB Community Development Corporation (“MVB CDC”), ProCo Global, Inc. (“Chartwell,” which began doing business under the registered trade name Chartwell Compliance), Paladin Fraud, LLC (“Paladin Fraud”) and MVB Edge Ventures, LLC (“Edge Ventures”). The Company also owns equity method investments in Intercoastal Mortgage Company, LLC and Interchecks Technologies, Inc. The Bank owns controlling interests in Trabian Technology, Inc. and Edge Ventures owns controlling interests in MVB Technology, LLC (“MVB Technology”) and Flexia Payments, LLC (“Flexia”).

In 2021, Edge Ventures was created as a management company providing oversight, alignment and structure for MVB’s Fintech companies and allocates resources to help incubate venture businesses and technologies acquired and developed by MVB. Subsidiaries of Edge Ventures include MVB Technology, Flexia and Victor Technologies, Inc.

MVB conducts a wide range of business activities, primarily commercial and retail (“CoRe”) banking. The Company also continues to be involved in new innovative strategies to provide independent banking to corporate clients throughout the United States by leveraging recent investments in financial technology (“Fintech”) related companies, as further described in the Company’s filings with the SEC which are incorporated by reference into this prospectus. MVB considers Fintech companies as those entities that use technology to electronically move funds.

The Bank was formed on October 30, 1997 and chartered under the laws of the State of West Virginia. The Bank commenced operations on January 4, 1999.

The Bank offers its customers a full range of products and services, including various demand deposit accounts, savings accounts, money market accounts and certificates of deposit, commercial, consumer and real estate mortgage loans and lines of credit, cashier’s checks, safe deposit rental facilities, and non-deposit investment services offered through an association with a broker-dealer.

In addition to its CoRe banking activities, the Company is also involved in innovative strategies to provide independent banking to corporate clients throughout the United States by leveraging recent investments in Fintech. The dedicated Fintech sales team specializes in providing banking services to corporate Fintech clients, with an overarching focus on operational risk and compliance. Managing banking relationships with clients in the payments, digital savings, cryptocurrency, crowd funding, lottery and gaming industries is complex from both an operational and regulatory perspective. The Company holds a strategic view that the complexity of serving these industries causes them to be underserved with quality banking services and provides the Company with a significantly expanded pool of potential customers. When serviced in a safe and efficient manner, these industries offer an excellent source of stable, low cost deposits and non-interest income. The Company analyzes each industry thoroughly, both from an operational and regulatory viewpoint. This business line has the potential for fee income revenue as relationships grow.

The Company’s principal executive office is located at 301 Virginia Avenue, Fairmont, West Virginia 26554 and its telephone number is (304) 363-4800. The Company’s Internet website is www.mvbbanking.com. Information contained on, or that can be accessed through, its website does not constitute part of this prospectus.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, supporting organic loan growth, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Company’s banking subsidiary.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, Class A common stock, preferred stock, debt securities, warrants and depositary shares that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Articles of Incorporation, as amended (our “Articles of Incorporation”), our Bylaws, as amended (our “Bylaws”), the West Virginia Business Corporation Act and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation and Bylaws, which are incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Bylaws, the West Virginia Business Corporation Act and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles of Incorporation and Bylaws, it may not contain all of the information that is important to you.

Authorized Shares of Capital Stock

We have the authority to issue 20,000,000 shares of common stock, $1.00 par value per share, 20,000,000 shares of Class A common stock, $1.00 par value per share, and 20,000 shares of preferred stock, $1,000 par value per share. As of December 6, 2021, we had 12,073,617 shares of common stock (exclusive of shares held in treasury) issued and outstanding and no shares of Class A common stock have been issued or are outstanding.

Under our Articles of Incorporation, we previously classified (i) 8,500 shares of preferred stock as Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $1,000 per share (“Series A Preferred Stock”), none of which remain issued and outstanding as of December 6, 2021, (ii) 400 shares of preferred stock as Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred Stock”), none of which remain issued and outstanding as of December 6, 2021, and (iii) 383.4 shares of preferred stock as Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred Stock”), none of which remain issued and outstanding as of December 6, 2021.

Common Stock

General. The Articles of Incorporation and Bylaws govern the Company’s shareholders. The Company’s shareholders have the following rights:

•	holders of stock are entitled to one vote for each share of stock and to receive pro rata any assets distributed to shareholders upon liquidation;

•	shareholders do not have preemptive rights;

•	shareholders have the right under West Virginia law to dissent from certain corporate transactions and to elect dissenters’ rights; and

•	the board of directors may fill a vacancy of the board occurring during the course of the year, including a vacancy created by an increase in the number of directors.

Dividends and Dividend Rights. MVB shareholders are entitled to receive dividends when and as declared by the board of directors, subject to various regulatory restrictions and the preferences that apply to any shares of preferred stock outstanding at the time. Dividends by MVB are dependent on the ability of MVB Bank to pay dividends to MVB. Dividends of MVB Bank are subject to the restrictions contained in W.Va. Code § 31A-4-25. That statute provides that not less than one-tenth part of the net profits of the preceding half-year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods (in the case of annual dividends) must be carried to a Bank’s surplus fund until the surplus fund equals the amount of its capital stock. MVB Bank has met this provision of the statute. The prior approval of the West Virginia Commissioner of Banking is required if the total of all dividends declared by a state bank in any calendar year will exceed the bank’s net profits for that year combined with its retained net profits for the preceding two years. The statute defines “net profits” as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting all current operating expenses, actual losses and all federal and state taxes.

MVB’s future cash dividends will depend on its consolidated earnings, general economic conditions, financial condition of its subsidiaries and other factors generally affecting dividend policy.

Voting Rights. All voting rights with respect to MVB are vested in the holders of MVB’s common stock. In the election of directors, the shareholders of MVB have the right to vote the number of shares owned by them for as many persons as there are directors to be elected, or to cumulate such shares and give a candidate as many votes as the number of directors to be elected multiplied by the number of shares they own, or to distribute them on the same principle among as many candidates as they may decide. For all other purposes, each share is entitled to one vote. Our Articles of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Preemptive or Similar Rights. The holders of common stock of MVB have no preemptive rights to subscribe to any additional securities which MVB may issue. If MVB should decide to issue any of its common shares in a public or private stock offering, the effect could be to dilute the percentage ownership of those shareholders before such stock offering. Our common stock is not subject to conversion, redemption or sinking fund provisions.

Class A Common Stock

We may issue up to 20,000,000 shares of Class A common stock, $1.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our shareholders, has the authority to fix the dividend rate, redemption rights and terms, conversion terms, liquidation preferences, sinking funds, voting rights and any other rights, preferences, privileges and restrictions applicable to each series of Class A common stock, except as otherwise fixed in the Articles of Incorporation.

Subordination. Class A common stock shall be ranked junior to any preferred stock issued and outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

Dividends and Dividend Rights. The holders of Class A common stock shall be entitled to receive, when and as declared by the board of directors, out of any funds legally available therefor, preferential dividends in cash, in the amounts or at the rate per annum fixed for such series, and no more. If any shares of Class A common stock are outstanding, the Company shall not pay or declare any cash dividends whatsoever on the common stock or any other class of stock ranking junior to the Class A common stock unless (i) any dividends payable on the Class A common stock of all series shall have been paid and (ii) there shall exist no default in respect of any sinking fund or purchase fund for the redemption or purchase of shares of Class A common stock of any series or such default shall have been waived by the holders of at least a majority of the then issued and outstanding shares of Class A common stock of such series by a vote at a meeting called for such purpose or by written waiver with or without a meeting.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the common stock or any other class of stock of the Company ranking junior to the Class A common stock in respect of dividends or distribution of assets upon liquidation, the holders of the Class A common stock shall be entitled to be paid in full, in the event of a voluntary or involuntary liquidation, dissolution or winding up, the respective amounts fixed for such series, plus in each case a sum equal to declared and unpaid dividends thereon to the date of payment thereof.

Preferred Stock

General. We may issue up to 20,000 shares of preferred stock, $1,000.00 par value per share, from time to time in one or more series. Our board of directors, without further approval of our shareholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will describe the particular terms of any series of preferred stock being offered in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares being offered;

•	the title and liquidation preference per share;

•	the purchase price;

•	the dividend rate or method for determining that rate;

•	the dates on which dividends will be paid;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to accumulate;

•	any applicable redemption or sinking fund provisions;

•	any applicable conversion provisions;

•	whether we have elected to offer depositary shares with respect to that series of preferred stock; and

•	any additional dividend, liquidation and other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and nonassessable.

Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.

Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock, Class A common stock or any junior preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Redemption. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by the Company only to the extent legally permissible.

Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Description of Series A Preferred Stock. On September 6, 2011, the Company filed a Certificate of Designation establishing the terms for its Senior Non-Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), and designating 8,500 shares of preferred stock as Series A Preferred Stock, which were thereafter issued on September 8, 2011 to the United States Department of the Treasury (“Treasury”) as part of the Treasury’s Small Business Lending Fund program. The Series A Preferred Stock is entitled to non-cumulative dividends, payable quarterly, at a dividend rate established as a percentage of the liquidation amount that fluctuated on a quarterly basis during the first 10 quarters during which the Series A Preferred Stock was outstanding. For the tenth calendar quarter through four and one half years after issuance, the dividend rate was fixed at between one percent (1%) and seven percent (7%) based upon the Company’s qualified small business lending as further described in the Certificate of Designations for the Series A Preferred Stock. After four and one half years, or March 2016, the dividend increased to 9% regardless of the Company’s small business lending.

The Series A Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series A Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors and such right would continue until the Company had made full dividend payments for four consecutive payments thereafter. The Series A Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator. Partial redemptions will be permitted so long as in amounts equal to at least 25% of the number of originally issued shares of Series A Preferred Stock.

On January 5, 2017, the Company redeemed all of the 8,500 shares of the Series A Preferred Stock that had been issued to Treasury. The aggregate redemption price was $8,508,500, including dividends accrued but unpaid through, but not including, the redemption date.

Description of Class B Preferred Stock. On June 30, 2014, the Company filed a Certificate of Designations establishing the terms for its Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred Stock”), and designating 400 shares of preferred stock as Class B Preferred Stock, which were thereafter sold in a private placement.

The Class B Preferred Stock carries an annual dividend rate of 6.0% and is convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of $16.00 per share, as adjusted for future corporate activities. The Class B Preferred Stock is redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends. Redemption is subject to any necessary regulatory approvals. In the event of liquidation of the Company, shares of Class B Preferred Stock shall be junior to creditors of the Company and to the shares of Series A Preferred Stock. Holders of Class B Preferred Stock shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class B Preferred Stock, share exchanges, reclassifications or changes of control, or as required by law.

On December 28, 2017, the Company distributed a notice to each of the holders of the Company’s Class B Preferred Stock regarding the Company’s agreement to waive certain timing requirements associated with the conversion of the Class B Preferred Stock. Pursuant to the notices, the Company elected to waive the above referenced timing requirements associated with when a conversion may occur and, instead, the Company accepted notices of conversion at any time prior to July 30, 2019, which was the final conversion date for the Class B Preferred Stock.

In January 2021, the Company redeemed all of its outstanding shares of Class B Preferred Stock, at a redemption price per share equal to $10,000, plus declared and unpaid dividends of $46.03 per share of Class B Preferred Stock. Upon redemption, the Class B Preferred Stock was no longer outstanding and all rights with respect to such stock ceased and terminated, except the right to payment of the redemption price.

Description of Class C Preferred Stock. On June 30, 2014, the Company filed a Certificate of Designations establishing the terms for its Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred Stock”), and designating 383.4 shares of preferred stock as Class C Preferred Stock, which were thereafter sold in a private placement.

The Class C Preferred Stock carries an annual dividend rate of 6.5% and is convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of $16.00 per share, as adjusted for future corporate activities. The Class C Preferred Stock is redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends. Redemption is subject to any necessary regulatory approvals. In the event of liquidation of the Company, shares of Class C Preferred Stock shall be junior to creditors of the Company and to the outstanding shares of Series A Preferred Stock and Class B Preferred Stock. Holders of Class C Preferred Stock shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class C Preferred Stock, share exchanges, reclassifications or changes of control, or as required by law.

On December 28, 2017, the Company distributed a notice to each of the holders of the Company’s Class C Preferred Stock regarding the Company’s agreement to waive certain timing requirements associated with the conversion of the Class C Preferred Stock. Pursuant to the notices, the Company elected to waive the above referenced timing requirements associated with when a conversion may occur and, instead, the Company accepted notices of conversion at any time prior to July 30, 2019, which was the final conversion date for the Class C Preferred Stock.

In January 2021, the Company redeemed all of its outstanding shares of Class C Preferred Stock at a redemption price per share equal to $10,000, plus declared and unpaid dividends of $49.86 per share of Class C Preferred Stock. Upon redemption, the Class C Preferred Stock was no longer outstanding and all rights with respect to such stock ceased and terminated, except the right to payment of the redemption price.

Anti-Takeover Provisions

General. Certain provisions of our Articles of Incorporation, our Bylaws and the West Virginia Business Corporation Act may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.

Articles of Incorporation; Bylaws. These provisions of our Articles of Incorporation and our Bylaws include the following:

•

Staggered Directors’ Terms. The directors of MVB are elected for staggered terms of three years with approximately one-third of the directors being elected in any one year. This provision has the effect of making it more difficult and time consuming for a shareholder who has acquired or controls a majority of MVB outstanding common stock to gain immediate control of the board of directors or otherwise disrupt MVB’s management.

•

75% Vote Required to Remove Directors. MVB’s Articles of Incorporation provide that holders of at least 75% of the voting power of shares entitled to vote generally in the election of directors may remove a director, with or without cause. This provision in MVB’s Articles of Incorporation and Bylaws makes it more difficult for a third party to fill vacancies created by removal with its own nominees.

•

Amendment of MVB’s Articles of Incorporation. MVB’s Articles of Incorporation contain supermajority provisions. The supermajority provisions in MVB’s Articles of Incorporation provide that the affirmative vote of the holders of at least 75% of the outstanding shares of the voting stock of MVB would be required to amend or repeal Articles of Incorporation provisions dealing with the classification of the board of directors, director nominations, appointment to newly created directorships, vacancies of directors, removal of directors and certain business combinations by unsolicited and unapproved third parties.

•

Amendment of Bylaws. MVB’s Articles of Incorporation also require a 75% affirmative vote of the outstanding shares of the voting stock to amend the Bylaws to change the number of directors, change the procedure for filling director vacancies, change the director removal process or to change the Bylaw amendment requirements.

•

Fair Price Provision. MVB’s Articles of Incorporation contain what is known as a “fair price provision.” The fair price provision requires the approval of at least 75% of MVB’s shares entitled to vote to approve transactions with an interested shareholder except in cases where either; (1) price criteria and procedural requirements are satisfied, or (2) a majority of MVB’s board of directors recommends the transaction to the shareholders. If the minimum price criteria and procedural requirements are met or the requisite approval of MVB’s board of directors are given, the normal requirements of West Virginia law would apply.

Banking Laws. The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Any holder of 25% or more (or between 10% and 25%, if the holder is unable to rebut the presumption that it controls the Company) of the outstanding shares of a class of our voting stock, other than an individual, is subject to supervision and regulation as a bank holding company under the BHCA. In calculating a holder’s aggregate ownership of our common stock for purposes of these banking regulations, the Federal Reserve likely would include at least the minimum number of shares (and could instead include the maximum number of shares) of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise specified in the applicable prospectus supplement, we will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. These indentures are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture,” the “senior indenture” or the “subordinated indenture,” as applicable. The form of senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time. Prior to issuing any debt securities, we will select an indenture trustee for the indenture relating to the issuance of debt securities, qualify such indenture trustee under the Trust Indenture Act and execute such indenture.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section, and the description of the specific terms of the debt securities in the applicable prospectus supplement. The following summary is not complete. You should read all of the provisions of the indentures, including the definitions of certain terms.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The debt securities will not be secured by any of our assets. Neither the indentures nor the debt securities will limit or otherwise restrict the amounts of other indebtedness that we may incur nor the amount of other securities that we may issue. The indentures do not limit the principal amount of any particular series of debt securities. All of the debt securities issued under each of the indentures will rank equally and ratably with any additional debt securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”

Each prospectus supplement will specify the particular terms of the debt securities offered. The applicable prospectus supplement will describe the terms of any debt securities being offered, including the following, as may be applicable:

•	the title of the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the priority of payments on the debt securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•	the date or dates, or the method of determining the dates, on which the debt securities will mature;

•	the interest rate or rates of the debt securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

•	any event of default applicable to the debt securities;

•	any covenants included for the benefit of the holders of the debt securities;

•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;

•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;

•	restrictions, if any, on transfer, sale or other assignment of the debt securities;

•

whether the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

any terms relating to the conversion of the debt securities into our common shares or preferred shares, including, without limitation, the time and place at which such debt securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may be applicable;

•	any sinking fund or similar provisions applicable to the debt securities;

•	any mandatory or optional redemption, repurchase or repayment provisions applicable to the debt securities;

•	the denomination or denominations in which the debt securities are authorized to be issued;

•	whether any of the debt securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information describing any book-entry features of the debt securities;

•	whether any of the debt securities will be issued as “original issue discount” securities;

•	the place of payment on the debt securities;

•	each office or agency where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index or determined by a formula;

•	if other than United States dollars, the currency or currencies in which payments on the debt securities will be payable, and whether the holder may elect payment to be made in a different currency;

•

the identity of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;

•	if other than the indenture trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of debt securities;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and

•

any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities.

Some of our debt securities may be issued as “original issue discount” securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default with respect to any outstanding series of senior debt securities (and, in certain cases, subordinated debt securities) occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount due and payable immediately by providing written notice of such acceleration to us, and, if notice is given by the holders instead of the indenture trustee, to the indenture trustee. Subject to certain conditions, the declaration of acceleration may be rescinded, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of debt securities of that series.

You should refer to the prospectus supplement relating to each series of debt securities for the particular provisions relating to acceleration of maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered debt securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered debt securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered debt securities may also be made by check mailed to the persons in whose names the debt securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer debt securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is United States dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of debt securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the debt security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any debt security, or reduce the amount of any premium payable upon the redemption of any debt security;

•	change the time or place of payment, currency or currencies in which any debt security or any premium or interest thereon is payable;

•

impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security or, in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of the outstanding debt securities required to consent to any modification, amendment or waiver under the indenture;

•

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities, in any way that would be adverse to the holders of those securities; or

•	reduce the principal amount of original issue discount debt securities which could be declared due and payable upon an acceleration of their maturity.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us and the indenture trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a debt security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.

With the indenture trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add to the events of default;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor indenture trustee;

•	to make provision for the conversion rights of the holders of the debt securities in certain events;

•

to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders; or

•	to modify, eliminate or add to the provisions of any indenture to conform our or the indenture trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•

in the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation; and

•

any debt securities owned by us, or owned by any other obligor of the debt securities or any affiliate of ours or of any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the indenture trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the debt securities, unless the holders have offered the indenture trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or other power conferred on the indenture trustee.

No holder of a debt security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the indenture trustee with written notice of a continuing event of default regarding the holder’s series of debt securities;

•

the holders of at least 25% in principal amount of the outstanding debt securities of a series have made a written request to the indenture trustee, and offered indemnity satisfactory to the indenture trustee, to institute a proceeding for remedy;

•	the indenture trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•

the indenture trustee has not received any direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series.

However, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such debt security on or after the date expressed in such debt security and to institute suit for the enforcement of any such payment.

We are required to file annually with the indenture trustee a certificate of no default, or specifying any default that exists.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any senior debt security of that series when due;

•	failure to deposit any sinking fund payment for a senior debt security of that series when due;

•

failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•

acceleration of indebtedness in a principal amount in excess of $25,000,000 for money borrowed by us, and the acceleration is not annulled, or the indebtedness is not discharged, within a specified period after written notice is given according to the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and

•	any other event of default regarding that series of senior debt securities.

The following will be events of default under the subordinated indenture with respect to the subordinated debt securities of a series:

•	failure to pay any interest on any subordinated debt security of that series or any coupon pertaining thereto when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment for a subordinated debt security of that series when due;

•	certain events in bankruptcy, insolvency or reorganization of us or the Bank; and

•	any other event of default regarding that series of subordinated debt securities.

There is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. Except in the event of a receivership, insolvency, liquidation or similar proceeding, there is no right of acceleration of the payment of principal or interest of a series of subordinated debt securities upon an event of default. In the event of a default in the payment of interest or principal, the holders of senior indebtedness will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the indenture trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.

Subordination

The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and unsubordinated debt, if any.

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior indebtedness, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior indebtedness before we can make any payment or distribution of principal, premium, if any, or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•

any of our subordinated debt securities of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•

any default with respect to senior indebtedness which permits its holders to accelerate the maturity of the senior indebtedness has occurred and is continuing, and either (a) notice of such default has been given to us and to the indenture trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is not listed on a national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to New York law and the securities covered by this prospectus will be passed upon for us by Squire Patton Boggs (US) LLP, Cincinnati, Ohio. Certain matters relating to West Virginia law will be passed upon for us by Camille M. Wiley, Vice President and Corporate Counsel of the Company. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the reports of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You may inspect our filings on the SEC’s web site at www.sec.gov or on our website at www.mvbbanking.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to MVB Financial Corp., 301 Virginia Avenue, Fairmont, West Virginia 26554, Attention: Corporate Secretary, telephone: (304) 367-8697.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 3, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on July 29, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 1, 2021;

•

Our Current Reports on Form 8-K filed with the SEC on March 5, 2021, March  17, 2021, April  19, 2021, April  23, 2021, May  19, 2021, July  12, 2021, August  26, 2021, September  7, 2021, and September 28, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed December 4, 2017, including any subsequent amendment or any report filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

MVB Financial Corp.

Attention: Corporate Secretary

301 Virginia Avenue

Fairmont, West Virginia 26554

Telephone number: (304) 367-8697

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$6,952.50
Trustee Fees	*
Transfer Agent Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*

Total	*

*

These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers

Section 31D-8-851 of the West Virginia Business Corporation Act provides in part that each West Virginia corporation has the power to indemnify any director against liability incurred in a proceeding against him by reason of being or having been such director (other than in an action by or in the right of the corporation) if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation, or, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. With respect to an action by or in the right of the corporation, except for reasonable expenses incurred in the proceeding as to which he meets the foregoing standard of conduct, a director may not be indemnified. A director also may not be indemnified unless ordered by a court if he is adjudged liable on the basis that he received a financial benefit to which he was not entitled. A West Virginia corporation may make any other or further indemnity to any such persons that may be authorized by the corporation’s articles of incorporation.

A corporation must indemnify a director who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding. A corporation may advance expenses incurred by a director in such a proceeding if he affirms he has met the standard of conduct and agrees to return the advanced expenses if it is determined he has not met this standard.

Section 31D-8-856 of the West Virginia Business Corporation Act provides that a West Virginia corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and, if he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (ii) liability arising out of conduct that constitutes (a) receipt by him or her of a financial benefit to which he or she is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law. A corporation must indemnify an officer who was wholly successful on the merits in the proceeding against reasonable expenses of the proceeding.

The Company’s Articles of Incorporation provide that the Company shall indemnify, to the fullest extent permitted by law, any current or former legal representative, officer or director of the Company or a person serving as a director, officer, employee or agent of another corporation at the Company’s request against all expenses, liability and loss incurred by him in connection with a claim or proceeding against him by reason of his being or having been in such role. Expenses, including, without limitation, attorneys’ fees and disbursements, incurred in defending or participating in such proceeding shall be paid in advance by the Company; provided, however, that such payment shall only be made upon delivery to the Company of an undertaking that such person agrees to repay all advanced amounts if it is ultimately determined that such person is not entitled to indemnification under the Company’s Articles of Incorporation.

We have obtained directors’ and officers’ liability insurance. The policy provides for $10.0 million in coverage, with punitive damages excluded.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Articles of Incorporation of MVB Financial Corp. and amendments thereto (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed March 16, 2015).

3.2	Bylaws of MVB Financial Corp., as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed June 22, 2018).

4.1	Specimen of stock certificate representing MVB Financial Corp. common stock.

4.2	Form of Certificate of Designations of Preferred Stock.*

4.3	Form of Preferred Stock Certificate.*

4.4	Form of Warrant and Warrant Certificate.*

4.5	Form of Subordinated Indenture.

4.6	Form of Senior Indenture.

4.7	Form of Subordinated Debt Security.*

4.8	Form of Senior Debt Security.*

4.9	Form of Depositary Agreement and Depositary Receipt.*

5.1	Opinion of Squire Patton Boggs (US) LLP as to the validity of the Debt Securities, the Warrants and the Depositary Shares of MVB Financial Corp. (including consent).

5.2	Opinion of Camille M. Wiley Vice President and Corporate Counsel of MVB Financial Corp., as to the validity of the Common Stock, Class A Common Stock and Preferred Stock of MVB Financial Corp. (including consent).

8.1	Opinion of Squire Patton Boggs (US) LLP as to certain U.S. federal income tax matters.*

23.1	Consent of Dixon Hughes Goodman LLP.

23.2	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

23.3	Consent of Camille M. Wiley, Vice President and Corporate Counsel of MVB Financial Corp. (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereto).

Exhibit Number	Description of Exhibits

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture Trustee (to be filed prior to any issuance of senior debt securities).**

25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Indenture Trustee (to be filed prior to any issuance of subordinated debt securities).**

*	To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**	To be filed, when appropriate, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 under electronic form type 305B2.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairmont, state of West Virginia, on the 8th day of December, 2021.

MVB FINANCIAL CORP.

By:	/s/ LARRY F. MAZZA
Name: Larry F. Mazza
Title: President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Larry F. Mazza or Donald T. Robinson, or either of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY F. MAZZA Larry F. Mazza	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2021

/s/ DONALD T. ROBINSON Donald T. Robinson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2021

/s/ DAVID B. ALVAREZ David B. Alvarez	Director	December 8, 2021

/s/ W. MARSTON BECKER W. Marston Becker	Director	December 8, 2021

/s/ JOHN W. EBERT John W. Ebert	Director	December 8, 2021

Signature	Title	Date

/s/ GARY A. LEDONNE Gary A. LeDonne	Director	December 8, 2021

/s/ DR. KELLY R. NELSON Dr. Kelly R. Nelson	Director	December 8, 2021

/s/ J. CHRISTOPHER PALLOTTA J. Christopher Pallotta	Director	December 8, 2021

/s/ ANNA J. SAINSBURY Anna J. Sainsbury	Director	December 8, 2021

/s/ CHERYL D. SPIELMAN Cheryl D. Spielman	Director	December 8, 2021